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                                                                    Exhibit 21


                         Subsidiaries of the Registrant



Unither Pharmaceuticals, Inc., a Delaware corporation

Lung Rx, Inc., a Delaware corporation

Unither Telemedicine Services, Inc., a Delaware corporation